Exhibit 23.4

Steven Newman (RM-SME)

3672W 775N
Layton, UT 84041

CONSENT OF THIRD-PARTY QUALIFIED PERSON

I, Steven Newman (RM-SME), in connection with the filing of Hycroft Mining Holding Corporation’s registration statement on Form S-3, and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement), consent to:

•	the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Registration Statement;

•	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

•	the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statement.

I am a qualified person responsible for authoring, and this consent pertains to, the following Sections of the Technical Report:

•	Section 3: Property Description and Location

•	Section 4: Accessibility, Climate, Local Resources, Infrastructure and Physiography

•	Section 5: History

•	Section 7.8: Geotechnical Rock Mass Characterization

•	Section 12: Mineral Reserve Estimates

•	Section 13: Mining Methods

•	Section 16: Market Studies and Contracts

•	Section 20: Adjacent Properties

•	Section 21: Other Relevant Data and Information

•	Corresponding Subsections of Section 1: Executive Summary

•	Corresponding Subsections of Section 18: Capital and Operating Costs

•	Corresponding Subsections of Section 22: Interpretation and Conclusions

•	Corresponding Subsections of Section 23: Recommendations

June 24, 2021

/s/ Steven Newman (RM-SME)
Signature of Authorized Person

Steven Newman (RM-SME)
Print name of Authorized Person